THE STATE EDUCATION DEPARTMENT / THE UNIVERSITY OF THE STATE OF NEW YORK / ALBANY, NY 12234

DEPUTY COMMISSIONER
Office of Higher Education
Office of the Professions

Exhibit 99.2

February 2, 2006

John J. McGrath, Ph.D.
CEO and President
EVCI Career College Holding Corporation
1 Van Der Donck Street, 2nd Floor
Yonkers NY 10701-7060

Dear President McGrath:

This letter is to formally request that you develop teach-out plans for both Interboro and Technical Career Institutes (TCI). This requirement is consistent with the Department's recent review of Interboro Institute as well as the standards for the accreditation of your institutions by the New York State Board of Regents. This is intended to ensure continuity, if necessary, for the 7,000 students currently enrolled at both institutions.

We ask that you begin to develop teach-out plans as defined in Section 4-4.4(l) of the Regents Rules. Please provide the Department with the status of the teach-out plans for both Technical Career Institutes and Interboro Institute on or before March 1, 2006.

If you require any assistance in terms of contacts with other institutions of higher education to assist you in developing workable teach-out plans, please contact Assistant Commissioner Joseph Frey at (518) 486-3633 or via E-mail at jfrey@mail.nysed.gov.

Thank you for your cooperation.

Sincerely,

Johanna Duncan-Poitier

Johanna Duncan-Poitier

cc: Michael O'Brien, Interim President, Interboro Institute
James Melville, President, Technical Career Institutes
Erin O'Grady-Parent
Joseph Frey
Barbara Meinert
Pamela Madeiros